Exhibit 23.3

  Netherland, Sewell & Associates, Inc.


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Greka Energy Corporation for the fiscal year ended December 31, 1999. We hereby further consent to the use of information contained in our reserve report, as of January 1, 2000, dated February 29, 2000 setting forth the Greka Energy Corporation oil and gas reserves and revenue estimates properties located in the United States. We further consent to the incorporation by reference thereof into Greka Energy Corporation's Registration Statements on Form S-3 (File Nos. 333-60621 and 333-78673) and Form S-8 (File No. 333-30402).


                                     NETHERLAND, SEWELL & ASSOCIATES, INC.

                                     By: /s/ Frederic D. Sewell
                                             -----------------------
                                             Frederic D. Sewell
                                             President


Dallas, Texas
May 1, 2000